UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2024

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41160	87-2147982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 School Street, 2nd Floor, Boston, MA	02108
(Address of principal executive offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2024, on March 19, 2024, Allarity Therapeutics, Inc. (the “Company”), entered into an At-The-Market Issuance Sales Agreement (the “Agreement”) with Ascendiant Capital Markets, LLC (the “Agent”), pursuant to which the Company may offer and sell, from time to time, through the Agent, shares (the “Placement Shares”) of the Company’s common stock.

As previously reported in our Current Report on Form 8-K filed with the SEC on May 21, 2024, on May 17, 2024, the parties to the Agreement entered into a First Comprehensive Amendment to the Agreement.

On September 9, 2024, the parties to the Agreement entered into a Second Amendment to the Agreement (the “Second Amendment”). The amount of the Placement Shares that may be sold under and pursuant to the terms of the Second Amendment was increased to $50 million.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of such Second Amendment, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein in its entirety by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On September 12, 2024, the Company received a notice of resignation from Joan Y. Brown, its Chief Financial Officer, effective September 12, 2024. Ms. Brown’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including accounting principles, practices and disclosures.

Appointment of Chief Financial Officer

On September 12, 2024, the Board of Directors (the “Board”) of the Company approved the appointment of Alexander Epshinsky as the Chief Financial Officer of the Company as of September 12, 2024, succeeding Ms. Brown. Following his appointment as Chief Financial Officer, Mr. Epshinsky will report to Thomas H. Jensen, the Company’s Chief Executive Officer.

Alexander Epshinsky, 41, is a CPA and has a wealth of experience in the finance and accounting field. Prior to joining the Company, since January of 2023, Mr. Epshinsky held the position of Controller at Avenue Therapeutics, a specialty pharmaceutical company focused on the development and commercialization of therapies for the treatment of neurologic diseases. Prior to this role, from October 2021 to January 2023, Mr. Epshinsky served as Controller at Aruvant, a private clinical-stage gene therapy company focused on developing and commercializing transformative therapies for patients with severe hematological conditions. From September 2019 to October 2021, Mr. Epshinsky worked as an Assistant Controller at Turnstone Biologics, a clinical stage biotechnology company focusing on developing medicines to treat and cure patients with solid tumors. Mr. Epshinsky holds a Master of Science degree in Accounting from Kean University, and a Bachelor of Arts degree in Economics from Rutgers University.

Mr. Epshinsky has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There has been no transaction since the beginning of the Company’s last fiscal year, and there is no currently proposed transaction, in excess of $120,000 in which the Company is or was a participant and in which Mr. Epshinsky or any of his immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest.

Epshinsky Employment Agreement

In connection with Mr. Epshinsky’s appointment as Chief Financial Officer of the Company, the Company and Mr. Epshinsky entered into an Employment Agreement, dated as of September 12, 2024 (the “Employment Agreement”), pursuant to which Mr. Epshinsky will serve as the Company’s Chief Financial Officer. The material terms and conditions of the Employment Agreement are summarized below.

The Employment Agreement provides for (i) a $340,000 annual base salary (the “Base Salary”), (ii) eligibility to receive an annual performance-based merit increase to the Base Salary, which may be granted in the Company’s sole discretion, (iii) the grant of equity in the form of restricted stock units (the “RSUs”) with an aggregate value of $160,000; the number of shares to be granted shall be determined based on the closing price of a share of common stock on September 12, 2024, and the RSUs shall vest in equal one-third installments on the first, second, and third anniversary of September 12, 2024, (iv) for calendar years commencing with calendar year 2025, eligibility to receive an annual bonus representing up to thirty percent (30%) of the annual Base Salary based on achievement of individual and corporate performance targets, metrics and/or management-by-objectives to be determined and approved by the Company, (v) for purposes of FY 2024, eligibility to receive an annual bonus equivalent to 30% of the salary earned in FY 2024, (vi) entitlement to participate in all of the Company’s employee benefit plans and programs (including without limitation, any medical, dental, disability and group life insurance, and 401(k) or other retirement plan), (vii) a laptop computer, cell phone, and/or other electronic devices, at no cost for use under the Company IT policy, (viii) a one-time signing bonus of $50,000.00 in exchange for Mr. Epshinsky’s promise to remain employed under this Agreement for at least one (1) year from September 12, 2024 and/or refrain from engaging in conduct that amounts to “Cause” (as such term is defined in the Employment Agreement).

Under the terms of the Employment Agreement, if Mr. Epshinsky’s employment is terminated by the Company without “Cause” or by Mr. Epshinsky for “Good Reason” (each, as defined in the Employment Agreement), then in addition to the accrued benefits through the date of termination, he will be entitled to receive the following severance payments and benefits:

●	severance pay in an amount equal to six (6) months’ pay at Mr. Epshinsky’s final Base Salary rate, payable in the form of salary continuation;

●	in the event that the Mr. Epshinsky’s employment is terminated by the Company as a result of a Change-of-Control (as defined in the Employment Agreement), the Company shall provide Mr. Epshinsky with severance pay in an amount equal to six (6) months’ pay at his final Base Salary rate, payable in the form of salary continuation.

The preceding description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

While the Company largely paused its financing strategy and initiatives over approximately the last 2 months, including with respect to its ATM, it is continually evaluating the need to consummate various types of financings in order to accomplish its operational and strategic goals and reach new milestones. Accordingly, and particularly since that the Company has modified their management team with a new CFO, the Company will now look to pursue any of the various financing opportunities available to it and which align with its business objectives and allow the Company to support its strategic initiatives and growth plans.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment to At-The-Market Issuance Sales Agreement, dated September 9, 2024.
10.2	Employment Agreement, dated as of September 12, 2024, by and between Allarity Therapeutics, Inc., and Alexander Epshinsky.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ Thomas H. Jensen
Thomas H. Jensen
Chief Executive Officer

Dated: September 13, 2024

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